EXHIBIT 99.1

Immucor to Present at the Piper Jaffray Health Care Conference

NORCROSS, Ga., Nov. 29, 2010 (GLOBE NEWSWIRE) -- Immucor, Inc. (Nasdaq:BLUD), a global leader in providing automated instrument-reagent systems to the blood transfusion industry, today announced that access to its presentation at the 22nd Annual Piper Jaffray Health Care Conference in New York, NY will be available via a live, simultaneous webcast.

The Company's presentation is scheduled for Wednesday December 1, 2010, at 2:30 p.m. Eastern time. Access to the presentation will be available through the "About Us – Investor Relations" section at www.immucor.com.

For those unable to listen to the live broadcast, a replay of the presentation will be available shortly after its completion and will be archived on Immucor's website for approximately 60 days.

About Immucor

Founded in 1982, Immucor manufactures and sells a complete line of reagents and systems used by hospitals, reference laboratories and donor centers to detect and identify certain properties of the cell and serum components of blood prior to transfusion. Immucor markets a complete family of automated instrumentation for all of its market segments. For more information on Immucor, please visit our website at www.immucor.com.

CONTACT:  Immucor, Inc.
          Michele Howard
          770-441-2051